UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2017 (February 8, 2017)
NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Madison Avenue
New York, New York 10016
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2017, the Compensation Committee of the Board of Directors of New York Mortgage Trust, Inc. (the “Company”) determined that Kevin M. Donlon will be slotted into the Company’s 2013 Incentive Compensation Plan, as amended, for the 2016 fiscal year (the “2016 Bonus Plan”) in a manner similar to the Company’s Chief Executive Officer (“CEO”). As such, Mr. Donlon’s incentive compensation under the 2016 Bonus Plan is weighted such that 80% is based on performance under the quantitative component and 20% under the qualitative component contained in the 2016 Bonus Plan. In addition, the quantitative and qualitative performance measure hurdles and corresponding payout percentages for Mr. Donlon, as well as the calculation of the amount of aggregate compensation that is required to be paid in restricted common stock of the Company will be consistent with those previously established for the CEO. Mr. Donlon was named the President of the Company on May 16, 2016 and his employment agreement with the Company provides that he is eligible to participate in the Company’s 2016 Bonus Plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

Date: February 10, 2017	By:	/s/ Steven R. Mumma
Steven R. Mumma
Chairman and Chief Executive Officer